UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 26, 2005
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                            Bay National Corporation
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             (Exact Name of Registrant as Specified in its Charter)


       Maryland                     333-87781                52-2176710
       --------                     ---------                ----------
(State of Incorporation)   (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)


                2328 West Joppa Road
                Lutherville, Maryland                                      21093
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                (Address of Principal Executive Offices)(Zip Code)


        Registrant's Telephone Number, Including Area Code: 410/494-2580
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                                       N/A
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          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENTS

         On January 25, 2005, the Board of Directors of Bay National Corporation (the "Registrant") and Bay National Bank adopted a formal Director Compensation Policy (the "Director Compensation Policy"). Under the Director Compensation Policy, the directors of the Registrant's wholly owned subsidiary, Bay National Bank who are not officers or employees of the Registrant or Bay National Bank ("Qualified Directors") are entitled to remuneration for serving as a director as follows:

         Each Qualified Director receives $300 for each attended regularly scheduled meeting and each special meeting of the Board of Directors of Bay National Bank, and $150 for each attended regularly scheduled meeting and each special meeting of a committee of the Board of Directors of Bay National Bank. In addition, the chair of the Executive Committee and the chair of the Audit Committee of the Board of Directors of Bay National Bank receive an additional $100 for each attended regularly scheduled meeting and each special meeting. Also, the Board of Directors or the compensation committee of the Board of Directors of Bay National Bank may authorize discretionary payments to Qualified Directors as a result of outstanding service by the Qualified Director. In December 2004, the Compensation Committee of the Board of Directors of Bay National Bank authorized a special payment of $20,000 to Mr. H. Victor Rieger, Jr., a director of the Registrant and Bay National Bank, in recognition of Mr. Rieger's outstanding service as a key member of Bay National Bank's Executive Committee.

         All Qualified Directors of Bay National Bank are entitled to be reimbursed for their reasonable travel costs related to their attendance at board and committee meetings. All Directors of the Registrant and Bay National Bank are reimbursed for reasonable expenses incurred on behalf of the Registrant and Bay National Bank. The Director Compensation Policy provides that the policy may be changed from time to time.

         The Registrant does not pay cash remuneration to its directors. It is expected that unless and until the Registrant becomes actively involved in additional businesses other than owning all the capital stock of Bay National Bank, no separate cash compensation will be paid to the directors of Bay National Corporation in addition to that paid to them by Bay National Bank in their capacities as directors of Bay National Bank. However, the Registrant may determine in the future that such separate cash compensation is appropriate.

         Directors began earning regular director fees in July 2004 under an informal plan substantially the same as the Director Compensation Policy, except that from July 2004 to December 2004 each Qualified Director of Bay National Bank earned $200 for attended meetings of the Board of Directors instead of $300. Since 2001, Bay National Bank has made annual special payments to Mr. Rieger in recognition of his outstanding service. In November 2001, the Registrant granted each of its then directors options to purchase 3,000 shares of the Registrant's common stock at $7.58 per share, the then fair market value. The options vest in four (4) equal installments with the first 25% installment vesting on the third anniversary of the individual director's appointment to the Registrant's Board of Directors. The remaining 25% installments vest on the fourth, fifth, and sixth anniversary of the individual director's appointment to the Board of Directors. As of December 31, 2004, options to purchase 27,000 shares were exercisable. The options expire on November 19, 2009 and none have been exercised.

         A copy of the Registrant's and Bay National Bank's Director Compensation Policy is attached hereto and incorporated by reference herein as
Exhibit 10.1 to this Form 8-K.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) Exhibits

             10.1 Bay National Corporation and Bay National Bank Director Compensation Policy


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     BAY NATIONAL CORPORATION

Date January 26, 2005                                By:  /s/ Hugh W. Mohler
                                                        ------------------------
                                                     Hugh W. Mohler, President


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                                  EXHIBIT INDEX


10.1     Bay National Corporation and Bay National Bank Director Compensation
         Policy

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